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                                                                  Exhibit 21.1

                        WALKER INTERACTIVE SYSTEMS, INC.
                                    FORM 10-K
                                   SUBSIDIARIES

Walker Interactive Systems Pty. Limited                           Australia
Walker Interactive Systems (Hong Kong) Limited                    Hong Kong
Walker Interactive (Singapore) Pte. Limited                       Singapore
Walker Financial Solutions Limited                                United Kingdom